EXHIBIT (99)(B)
										FORM 11-K
FOR ANNUAL REPORT OF EXCESS STOCK
PURCHASE, SAVINGS AND SIMILAR PLANS
PURSUANT TO SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF
1934
(Mark One)

[X]	ANNUAL  REPORT PURSUANT TO SECTION 15(d) OF THE
SECURITIES
EXCHANGE ACT OF 1934
For the period from May 17, 2000 through   December
31, 2000 ----
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OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from			   to
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Commission file number			0-14697
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			A.		Full  title  of the plan and the
address  of  the
			plan, if different from that of the issuer
named below:
HARLEYSVILLE GROUP INC.
EXCESS STOCK PURCHASE PLAN
			B.		Name of issuer of the securities held
pursuant to
the  plan  and  the address of its
principal  executive office:
							Harleysville Group Inc.

					355 Maple
Avenue Harleysville,
Pennsylvania  19438-2297
													1
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							HARLEYSVILLE GROUP
INC.

EXCESS STOCK PURCHASE PLAN
FORM 11-K
DECEMBER 31, 2000
There  were no transactions in the Harleysville Group
Inc. Excess Stock Purchase Plan (Plan) for the period from May 17, 2000 (inception of the plan) through December 31, 2000. Therefore, no financial statements are presented herein.


		SIGNATURE
Pursuant  to the requirements of the Securities Exchange
Act  of 1934,  the  trustees (or other persons who
administer  the  Plan) have  duly  caused  this  annual
report  to  be  signed  by  the undersigned hereunto
duly authorized.
HARLEYSVILLE
GROUP INC.
EXCESS STOCK
PURCHASE PLAN
Date:  March 27, 2001		   By:  /s/ BRUCE J.
MAGEE
	----------------			----------------
------------
Bruce J. Magee,
Member,
Administrative
Committee for
Harleysville
Group Inc.
Excess Stock
Purchase Plan
2
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